Exhibit 99.1

For further information, contact:

John Spencer Ahn

Investor Relations

408-222-7544

johnahn@marvell.com

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal 2017

Financial Results

•	Revenue: $654 Million

•	GAAP Gross Margin 56.3%; Non-GAAP Gross Margin 56.7%

•	GAAP Net Income $73 Million; Non-GAAP Net Income: $105 Million

•	GAAP Diluted EPS: $0.14; Non-GAAP Diluted EPS $0.20

•	Cash and ST Investments: $1.65 Billion

Santa Clara, Calif. (November 17, 2016) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking, and connectivity semiconductor solutions, today reported financial results for the third quarter of fiscal 2017, ended October 29, 2016. Revenues for the third quarter of fiscal 2017 were $654 million which exceeded the Company’s guidance provided on September 6, 2016.

GAAP net income for the third quarter of fiscal 2017 was $73 million, or $0.14 per share (diluted). Non-GAAP net income for the third quarter of fiscal 2017 was $105 million, or $0.20 per share (diluted). Cash flow from operations for the quarter was $121 million.

“Marvell delivered strong financial performance in Q3,” said Matt Murphy, President and Chief Executive Officer. “Our core businesses performed very well, with data storage and network infrastructure growing double digits year-over-year. I’m very pleased with the performance of our team.”

Fourth Quarter of Fiscal 2017 Financial Outlook

On November 2, 2016, Marvell announced restructuring actions to drive growth and improve profitability. These actions are expected to be fully implemented by the end of October 2017 and are expected to lower annual operating expenses from a current annualized run rate of $1.08 billion to the $820-840 million range. As a result of these actions, the Company expects to incur charges of $90 million to $110 million over the next four quarters, including cash charges of $35 million to $50 million. Restructuring and restructuring-related charges include an estimate of severance, asset impairment, lease termination fees, and other costs. We expect to incur a portion of these charges in the fourth quarter of fiscal 2017.

Marvell’s fourth quarter of fiscal 2017 financial outlook also excludes the estimated results of certain non-strategic businesses that have a first half of fiscal 2017 annualized run rate of approximately $100 million in revenue and $60 million in operating expenses. These businesses will be classified as discontinued operations beginning in the fourth quarter of fiscal 2017. In addition, Marvell’s financial outlook does not include the potential impact of certain items such as share repurchases, acquisitions or divestitures, or further restructuring activities that may be completed after November 16, 2016.

•	Revenue is expected to be $565 million plus or minus 2%, excluding discontinued operations and reflecting normal seasonality.

•	GAAP and Non-GAAP Gross Margins are expected to be in the range of 57% to 58%.

•	GAAP Operating Expenses are expected to be $322 million to $332 million, which includes part of the restructuring charges announced on November 2, 2016.

•	Non-GAAP Operating Expenses are expected to be $225 million to $235 million.

•	GAAP Diluted EPS from continuing operations are expected to be in the range of ($0.01) to $0.03.

•	Non-GAAP Diluted EPS from continuing operations are expected to be in the range of $0.17 to $0.21.

Conference Call

Marvell will conduct a conference call on Thursday, November 17, 2016 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2017. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 11983150. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until December 17, 2016.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP diluted net income per share is calculated by dividing Non-GAAP net income by Non-GAAP weighted average shares outstanding (diluted). For purposes of calculating Non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Marvell believes that the presentation of Non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses Non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing Non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s Non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s Non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the Non-GAAP adjustments described above, and exclusion of these items from Marvell’s Non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations regarding its fourth quarter of fiscal 2017 financial outlook; and Marvell’s use of Non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: Marvell’s ability to implement its restructuring in a timely manner; the amount and timing of anticipated charges associated with the restructuring; Marvell’s ability to increase its operational efficiency and decrease its operating expenses to the anticipated level; its ability to divest certain non-strategic businesses within the anticipated timeframes and with the anticipated cost savings; actions that may be taken by Marvell as a result of the Audit Committee’s investigation; adverse impacts of litigation or regulatory activities; Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive and wireless markets, which are highly cyclical and intensely competitive; costs and liabilities relating to current and future litigation; Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; uncertainty in the worldwide economic conditions; risks associated with manufacturing and selling a majority of Marvell’s products and Marvell’s customers’ products outside of the United States; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2016 as filed with the SEC on September 8, 2016, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, network infrastructure, and wireless connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29, 2016	July 30, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net revenue	$654,422	$626,404	$674,890	$1,821,648	$2,109,670
Cost of goods sold	286,063	287,608	379,254	832,881	1,192,126

Gross profit	368,359	338,796	295,636	988,767	917,544
Operating expenses:
Research and development	223,519	228,562	284,308	693,352	861,743
Selling and marketing	30,576	31,094	32,481	93,049	99,496
General and administrative	29,012	37,173	34,771	101,808	767,028
Amortization and write-off of acquired intangible assets	2,299	2,461	3,150	7,221	8,286

Total operating expenses	285,406	299,290	354,710	895,430	1,736,553

Operating income (loss)	82,953	39,506	(59,074)	93,337	(819,009)
Interest and other income, net	5,470	6,284	4,644	13,242	16,601

Income (loss) before income taxes	88,423	45,790	(54,430)	106,579	(802,408)
Provision (benefit) for income taxes	15,807	(5,515)	3,320	5,337	13,192

Net income (loss)	$72,616	$51,305	$(57,750)	$101,242	$(815,600)

Basic net income (loss) per share	$0.14	$0.10	$(0.11)	$0.20	$(1.59)

Diluted net income (loss) per share	$0.14	$0.10	$(0.11)	$0.20	$(1.59)

Shares used in computing basic earnings (loss) per share	511,090	511,235	504,831	510,373	512,476
Shares used in computing diluted earnings (loss) per share	522,091	514,314	504,831	516,476	512,476

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	October 29, 2016	January 30, 2016
Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,650,372	$2,282,749
Accounts receivable, net	362,195	323,300
Inventories	198,843	210,017
Prepaid expenses and other current assets	49,731	102,560

Total current assets	2,261,141	2,918,626
Property and equipment, net	265,984	299,540
Long-term investments	8,974	11,296
Goodwill and acquired intangible assets, net	2,039,279	2,047,955
Other non-current assets	179,068	164,710

Total assets	$4,754,446	$5,442,127

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$183,252	$180,372
Accrued liabilities	256,339	253,691
Carnegie Mellon University accrued litigation settlement	—	736,000
Deferred income	63,656	55,722

Total current liabilities	503,247	1,225,785
Other non-current liabilities	70,705	76,219

Total liabilities	573,952	1,302,004

Shareholders’ equity:
Common stock	1,017	1,015
Additional paid-in capital	3,057,535	3,028,921
Accumulated other comprehensive income	1,553	(795)
Retained earnings	1,120,389	1,110,982

Total shareholders’ equity	4,180,494	4,140,123

Total liabilities and shareholders’ equity	$4,754,446	$5,442,127

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Cash flows from operating activities:
Net income (loss)	$72,616	$(57,750)	$101,242	$(815,600)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,188	25,565	81,168	77,376
Share-based compensation	28,263	31,465	89,912	101,360
Amortization and write-off of acquired intangible assets	2,784	3,635	8,676	9,741
Non-cash restructuring and other related charges	1,056	14,270	2,081	15,743
Other non-cash expense (income), net	(930)	4,205	1,020	5,926
Excess tax benefits from share-based compensation	(5)	(2)	(10)	(27)
Changes in assets and liabilities:
Accounts receivable	(13,512)	36,793	(38,895)	40,027
Inventories	3,710	39,457	10,944	21,042
Prepaid expenses and other assets (a)	6,457	6,804	(2,578)	18,132
Accounts payable	(29,818)	(55,693)	10,541	(43,735)
Accrued liabilities and other non-current liabilities (a)	6,508	5,116	(759,735)	746,731
Accrued employee compensation	25,537	14,295	10,419	(14,636)
Deferred income	(8,393)	(1,566)	7,934	(10,034)

Net cash provided by (used in) operating activities	121,461	66,594	(477,281)	152,046
Cash flows from investing activities:
Purchases of available-for-sale securities	(140,087)	(356,465)	(343,810)	(922,830)
Sales and maturities of available-for-sale securities	170,472	356,409	657,037	826,199
Purchase of time deposits	(75,000)	—	(200,000)	—
Maturities of time deposits	50,000	—	50,000	—
Distribution from (investments in) privately-held companies	274	(130)	274	78
Purchases of technology licenses	(394)	(980)	(8,439)	(6,657)
Purchases of property and equipment	(13,347)	(9,041)	(37,724)	(33,361)
Purchase of equipment previously leased	—	—	—	(10,240)
Net proceeds from sale of equipment held for sale	—	10,007	—	10,007

Net cash provided by (used in) investing activities	(8,082)	(200)	117,338	(136,804)
Cash flows from financing activities:
Repurchase of common stock (b)	(56,531)	(65,291)	(56,531)	(260,875)
Proceeds from employee stock plans	11,277	2,174	11,836	59,348
Minimum tax withholding paid on behalf of employees for net share settlement	(899)	(869)	(16,281)	(23,876)
Dividend payments to shareholders	(30,699)	(30,270)	(91,835)	(92,374)
Payments on technology license obligations	(3,696)	(2,617)	(13,848)	(11,416)
Excess tax benefits from share-based compensation	5	2	10	27

Net cash used in financing activities	(80,543)	(96,871)	(166,649)	(329,166)

Net increase (decrease) in cash and cash equivalents	32,836	(30,477)	(526,592)	(313,924)

Cash and cash equivalents at beginning of period	718,752	927,530	1,278,180	1,210,977

Cash and cash equivalents at end of period	$751,588	$897,053	$751,588	$897,053

(a)	In the nine months ended October 29, 2016, the Company paid a total of $750.0 million to CMU in connection with the settlement agreement that was reached in February 2016. Of this settlement, the Company recognized a charge of $736.0 million in fiscal 2016. The remaining $14.0 million was recorded in prepaid expenses and other assets, to be recognized in cost of goods sold over the remaining term of the license from February 2016 through April 2018. For further detail of the accounting for the settlement, see “Note 13 — Carnegie Mellon University Settlement” in the Notes to the Unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2016.
(b)	Marvell records all repurchases of common stock consistent with the way it records investment purchases and sales, based on trade date in accordance with U.S. GAAP.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29, 2016	July 30, 2016 (e)	October 31, 2015	October 29, 2016	October 31, 2015
GAAP gross profit:	$368,359	$338,796	$295,636	$988,767	$917,544
Special items:
Share-based compensation	2,225	2,832	2,495	6,859	6,054
Restructuring and other related charges (a)	—	—	10,285	—	10,285
Amortization of acquired intangible assets	485	485	485	1,455	2,188
Other cost of goods sold (b)	—	—	1,158	—	80,848

Total special items	2,710	3,317	14,423	8,314	99,375

Non-GAAP gross profit	$371,069	$342,113	$310,059	$997,081	$1,016,919

GAAP gross margin	56.3%	54.1%	43.8%	54.3%	43.5%

Non-GAAP gross margin	56.7%	54.6%	45.9%	54.7%	48.2%

Total GAAP operating expenses	$285,406	$299,290	$354,710	$895,430	$1,736,553
Special items:
Share-based compensation	(26,038)	(34,364)	(28,970)	(83,053)	(95,306)
Restructuring and other related charges (a)	(1,164)	(721)	(35,270)	(6,326)	(48,862)
Amortization of and write-off acquired intangible assets	(2,299)	(2,461)	(3,150)	(7,221)	(8,286)
Other operating expenses (c)	—	12	(3,834)	(1,229)	(691,745)

Total special items	(29,501)	(37,534)	(71,224)	(97,829)	(844,199)

Total non-GAAP operating expenses	$255,905	$261,756	$283,486	$797,601	$892,354

GAAP net income (loss)	$72,616	$51,305	$(57,750)	$101,242	$(815,600)
Special items:
Share-based compensation	28,263	37,196	31,465	89,912	101,360
Restructuring and other related charges (a)	1,164	721	45,555	6,326	59,147
Amortization of and write-off acquired intangible assets	2,784	2,946	3,635	8,676	10,474
Other operating expenses (c)	—	(12)	4,992	1,229	772,593

Pre-tax total special items	32,211	40,851	85,647	106,143	943,574

Non-GAAP income before income taxes	104,827	92,156	27,897	207,385	127,974
Tax effect of special items (d)	—	—	1,108	(1,071)	11,511

Non-GAAP net income	$104,827	$92,156	$29,005	$206,314	$139,485

Weighted average shares — basic	511,090	511,235	504,831	510,373	512,476

Weighted average shares — diluted	522,091	514,314	504,831	516,476	512,476

Non-GAAP weighted average shares — diluted	531,831	526,453	518,505	526,883	528,869

GAAP diluted net income per share	$0.14	$0.10	$(0.11)	$0.20	$(1.59)

Non-GAAP diluted net income per share	$0.20	$0.18	$0.06	$0.39	$0.26

(a)	Restructuring and other related charges include costs that qualify under U.S. GAAP as restructuring costs and other incremental charges that are a direct result of restructuring. Examples of other incremental charges include impairment of equipment specifically identified as part of the restructuring action and the write down of inventories.
(b)	Other COGS include charges recognized for pending and settled litigation proceedings in three and nine months ended October 31, 2015.
(c)	Other operating expenses include charges recognized for pending and settled litigation proceedings of $747.6 million ($666.7 million of which was reported in operating expenses) in the nine months ended October 31, 2015. Other operating expenses for the nine months ended October 29, 2016, and the three and nine months ended October 31, 2015 also include costs of $0.9 million, $2.9 million and $8.5 million, respectively, for the surety bonds related to the litigation with CMU that was settled in February 2016. Other operating expenses for the nine months ended October 29, 2016, and the three and nine months ended October 31, 2015 also include expenses of $0.3 million, $1.0 million and $1.1 million, respectively, related to retention bonuses offered to employees expected to remain through the ramp down of certain operations related to the mobile business, as well as the closure of certain design center operations in Europe. In addition, other operating expenses for the nine months ended October 31, 2015 include a charge for the payment of $15.4 million due to our former Chief Executive Officer (see “Note 14 —Related Party Transactions” in the Notes to the Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for fiscal 2016).
(d)	Tax effect of special items includes the related tax effect of the payment to our former Chief Executive Officer in the nine months ended October 29, 2016 and October 31, 2015. Tax effect of special items also includes the tax effect of certain restructuring charges in three and nine months ended October 31, 2015.